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                                                                      EXHIBIT 23

                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intermet Corporation of our report dated January 26, 2000, included in the 1999 Annual Report to Shareholders of Intermet Corporation.

Our audits also included the financial statement schedule of Intermet Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-57665, 33-58354, 33-58352 and 33-59011) pertaining to 50,000 shares of Intermet Corporation Common Stock, the Intermet Corporation Director's Stock Option Plan, the Intermet Corporation Key Individual Stock Option Plan and the Intermet Corporation Executive Stock Option and Incentive Award Plan, respectively, of our report dated January 26, 2000, with respect to the consolidated financial statements of Intermet Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Intermet Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/ Ernst & Young LLP

Detroit, Michigan
March 24, 2000